United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
September 8, 2004

Fidelity National Financial, Inc.

(Exact name of Registrant as Specified in its Charter)

1-9396
(Commission File Number)

Delaware	86-0498599
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

(a) Definitive Agreement and Plan of Merger

On September 8, 2004, Fidelity National Financial, Inc., a Delaware corporation (“FNF”), Fidelity National Information Services, Inc., a Delaware corporation and wholly-owned subsidiary of FNF (“FIS”), Fuscia Merger Sub, Inc., a Georgia corporation and a wholly-owned subsidiary of FIS (“Merger Sub”), and InterCept, Inc., a Georgia corporation (“InterCept”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into InterCept (the “Merger”), with InterCept continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of FIS.

InterCept (NASDAQ: ICPT) provides both outsourced and in-house core banking solutions for community banks, including loan and deposit processing and general ledger and financial accounting operations. InterCept also operates item processing and check imaging operations, providing imaging for customer statements, clearing and settlement, reconciliation and automated exception processing in both outsourced and in-house relationships.

Under the Merger Agreement, InterCept shareholders will receive $18.90 per share of InterCept common stock. FNF has the option to pay the $18.90 consideration in all cash or in a combination of cash and FNF stock. If FNF elects the stock and cash consideration option, InterCept shareholders will have the option to elect any combination of cash and stock, subject to proration such that the overall limitation for the consideration in the transaction will be seventy-five percent cash compensation and twenty-five percent compensation in the form of FNF stock. The composition of the $18.90 per share offer will be finalized in the Proxy Statement that will be distributed prior to the InterCept shareholder vote to approve the transaction. Any FNF stock consideration will be calculated using a trailing ten-day average calculated one day prior to the closing of the transaction. Including the conversion of preferred stock, InterCept has approximately 21.6 million shares of common stock outstanding.

The board of directors of FNF has approved the Merger Agreement. The transaction is subject to the approval of InterCept common stock holders, any required antitrust clearance and other customary closing conditions. The Merger does not require the approval of FNF shareholders.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

FNF has entered into voting agreements dated September 8, 2004 with certain InterCept officers and directors and other InterCept shareholders holding in aggregate in excess of approximately 18 percent (not including the Series B Preferred Stock) of the InterCept common shares outstanding (collectively, the “Shareholders Agreements”). Under the terms of the Shareholders Agreements, the shareholders have agreed, among other things, to vote their shares in favor of the Merger.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
2.1	Agreement and Plan of Merger, among Fidelity National Financial, Inc., Fidelity National Information Services, Inc., Fuscia Merger Sub, Inc. and InterCept, Inc., dated as of September 8, 2004.

99.1	FNF Press Release, announcing the transaction described herein, was filed by FNF pursuant to Rule 425 under the Securities Act of 1933 on September 9, 2004 and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date: September 13, 2004	By:	/s/ Alan L. Stinson
Name: Alan L. Stinson Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description
2.1	Agreement and Plan of Merger, among Fidelity National Financial, Inc., Fidelity National Information Services, Inc., Fuscia Merger Sub, Inc. and InterCept, Inc., dated as of September 8, 2004.

99.1	FNF Press Release, announcing the transaction described herein, was filed by FNF pursuant to Rule 425 under the Securities Act of 1933 on September 9, 2004 and is incorporated by reference herein.